UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 15, 2005


                          Millenium Holding Group, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                      00 0-28431                 88-0109108
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


12 Winding Road, Henderson Nevada 89052                            89052
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code: 702-492-7721


                                       N/A
          (Former name or former address, if changed since last report)

       SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective March 9, 2005, the Board of Directors of Millenium Holding Group, Inc. (the "Company") dismissed Chavez & Koch, CPA's, ("Chavez") as its independent auditors for the fiscal year ended December 31, 2004 and on March 14, 2005 appointed Franklin Griffith & Associates ("Griffith") as Chavez's replacement. The decision to change auditors was approved by the Company's Board of Directors.

For the last two fiscal years, Chavez 's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Chavez on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Chavez would have caused Chavez to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to Chavez and requested Chavez to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Chavez agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of Chavez 's response is included as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     16.1 Letter dated March 15, 2005 from Chavez regarding the statements made by the Company in this Current Report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Millenium Holding Group, Inc.


March 15, 2005                     By: /s/ Richard L. Ham
                                      --------------------------------------
                                      Richard L. Ham, Director and President